Exhibit 10.4

EQUITY ONE, INC.

Restricted Stock Agreement

Under the Amended and Restated
2000 Executive Incentive Compensation Plan

For

[Insert name of Recipient]

This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective as of _______ __, 200_, by and between EQUITY ONE, INC., a Maryland corporation (the “Company”), and ____________________ (the “Recipient”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Amended and Restated 2000 Executive Incentive Compensation Plan (the “Plan”; capitalized terms not otherwise defined in this Agreement shall have the meanings given thereto in the Plan) to assist it and its Subsidiaries in attracting, motivating, retaining and rewarding high-quality employees, officers, directors and independent contractors;

WHEREAS, the Plan authorizes the Board or the Committee to grant Awards, including shares of Restricted Stock, to the Plan’s participants; and

WHEREAS, the Board or the Committee has determined that it is in the best interest of the Company to grant the Recipient an Award of Restricted Stock, on the terms and subject to the conditions provided in the Plan and this Agreement;

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (the “parties”), intending to be legally bound, hereby agree as follows:

Section 1. Award of Restricted Stock. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants and issues, as of _______ __, 200_ (the “Date of Grant”), to the Recipient, _________ shares of Restricted Stock. The Restricted Stock is issued pursuant to the Plan, which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

Section 2. Vesting of Restricted Stock; No Partial Vesting.

          (a) Subject to the acceleration and forfeiture provisions below, the shares of Restricted Stock shall become vested in the following percentages and on the following dates (each, a “Vesting Date”):

Percentage of Shares	Vesting Date
__%	______ __, 200_
__%	______ __, 200_
__%	______ __, 200_
__%	______ __, 200_

          Except as otherwise provided herein, there shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of shares of Restricted Stock shall occur only on the applicable Vesting Date.

(b) Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any shares of Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable in accordance with the Plan.

(c) Subject to any written employment agreement, offer letter or other similar agreement, in the event of the Recipient’s death during the term of this Agreement, that percentage (and number) of shares of Restricted Stock that would have vested (in accordance with Section 2(a) hereof) had the death occurred on the third-month anniversary of the date of death, shall be Vested Shares (as defined below) and shall be delivered, subject to any requirements under this Agreement, to the beneficiary or beneficiaries designated by the Recipient, or if the Recipient has not so designated any beneficiary(ies), or no designated beneficiary survives the Recipient, such shares shall be delivered to the personal representative of the Recipient’s estate.

(d) Notwithstanding anything in this Agreement to the contrary, the Restricted Stock shall also vest at the time(s) and in the manner as provided under the terms of any written employment agreement, offer letter or other similar agreement between the Recipient and the Company, the terms of which shall govern and control the terms hereof.

(e) The portion of the Restricted Stock that has not vested pursuant to this Section 2 is sometimes referred to as “Non-Vested Shares,” and the portion of the Restricted Stock that has vested pursuant to this Section 2 is sometimes referred to as “Vested Shares.”

Section 3. Delivery of Restricted Stock.

(a) One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Recipient but shall be held and retained by the Company until the later of (i) the latest date on which the shares subject to this Award become Vested Shares pursuant to Section 2 hereof, or (ii) the date on which the Non-Vested Shares are forfeited pursuant to the provisions of Section 4 hereof (the later of such dates being referred to as the “Applicable Date”). All such stock certificates may be inscribed with the following legend, along with such other legends that the Board or the Committee shall deem necessary and appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b) The Recipient shall, at the Company’s request, deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c) On or after the Applicable Date, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all Vested Shares, which certificate(s) shall be delivered to the Recipient within ten (10) business days of the date of receipt by the Company of the Recipient’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate.

Section 4. Termination of Employment or Cessation of Services. Subject to Section 2 above, unless the Board or Committee shall determine otherwise, in its sole discretion, or unless any written agreement between the Recipient and the Company provides to the contrary, if the Recipient’s employment with the Company or any of its Subsidiaries is terminated, or if the Recipient ceases to perform services for the Company or any of its Subsidiaries, for any reason, any Non-Vested Shares shall be forfeited immediately upon such event or occurrence and revert back to the Company, without any payment or other consideration to the Recipient. The Board or the Committee shall have the power and authority to enforce on behalf of the Company any and all rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.

Section 5. Rights with Respect to Restricted Stock.

(a) Except as otherwise provided in this Agreement (including, without limitation, as provided in Section 7 hereof), the Recipient shall have, with respect to all the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive cash dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that, unless vesting is accelerated pursuant to Section 2 above, all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited).

(b) If at any time while this Agreement is in effect (or shares granted hereunder shall be or remain unvested) there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

(c) Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

Section 6. Tax Matters; Section 83(b) Election.

(a) If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b) If the Recipient does not properly make the election described in Subsection 6(a) above, the Recipient shall, no later than each Vesting Date, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including, without limitation, as a result of the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(c) RECIPIENT ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(B) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS OF THE GRANT DATE; AND THAT RECIPIENT IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

(d) Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including, without limitation, the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient should consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations and the Company makes no recommendation with respect to any such election.

Section 7. Transfer Restrictions. Except as otherwise expressly provided in Section 2(c) of this Agreement, Non-Vested Shares of Restricted Stock (i) are not transferable, (ii) shall not be sold, conveyed, transferred, assigned, pledged, hypothecated, encumbered, gifted, donated, delivered or otherwise disposed of, whether voluntarily or involuntarily, in whole or in part, directly or indirectly (hereinafter, a “transfer”) (whether by operation of law or otherwise), and (iii) shall not be subject to execution, attachment or similar process. Upon any attempt to transfer Non-Vested Shares, or in the event of any levy upon any of such shares by reason of any execution, attachment or similar process contrary to the provisions hereof, such Non-Vested Shares shall immediately and without notice terminate, be forfeited and be and become null and void.

Section 8. Amendment, Modification and Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

Section 9. Complete Agreement. This Agreement (together with the Plan and those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

Section 10. No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock hereunder shall not shall confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any of its Subsidiaries.

Section 11. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

Section 12. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

Section 13. No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 14. Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida (without reference to the conflict of laws rules or principles thereof).

Section 15. Effect of the Plan. This Agreement and the Restricted Stock are subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Recipient accepts the Restricted Stock subject to all the terms and provisions of the Plan and this Agreement. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

Section 16. Interpretation.  The Recipient accepts the Restricted Stock subject to all the terms, provisions and restrictions of this Agreement. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board of the Company upon any questions arising under this Agreement or under the Plan.

Section 17. Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

Section 18. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Chief Financial Officer at 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

Section 19. Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

Section 20. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

                        EQUITY ONE, INC.

                        By:______________________________
                        Name:
                        Title:

Recipient acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock issued pursuant hereto subject to all of the terms and provisions thereof. Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.

Agreed and Accepted on this
__ day of _________, 200__:

RECIPIENT:

__________________________________
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